EXHIBIT 4

INCORPORATED UNDER THE LAWS OF THE STATE OF WEST VIRGINIA

No.	PORTEC RAIL PRODUCTS, INC.	Shares

CUSIP
FULLY PAID AND NON-ASSESSABLE
PAR VALUE $1.00 EACH

THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that		is the owner of

SHARES OF COMMON STOCK OF

Portec Rail Products, Inc.
a West Virginia corporation

          The shares evidenced by this certificate are transferable only on the books of Portec Rail Products, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

          IN WITNESS WHEREOF, Portec Rail Products, Inc. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By		[SEAL]	By

	KIRBY J. TAYLOR CORPORATE SECRETARY			JOHN S. COOPER PRESIDENT AND CHIEF EXECUTIVE OFFICER

          The Board of Directors of Portec Rail Products, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

          The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- Custodian
TEN ENT	- as tenants by the entireties		(Cust)	(Minor)
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right
	of survivorship and not as	_______________________________
	tenants in common		(State)

Additional abbreviations may also be used though not in the above list

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER
________________________________________________________

________________________________________________________

_________________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

_________________________________________________________________________________________

___________________________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_______________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,_________________________

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.